                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm as experts under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of F.N.B. Corporation of the registration of 163,496 shares of its common stock and to the incorporation by reference therein of our report dated June 30, 1999, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries incorporated in its Current Report on Form 8-K dated July 2, 1999 filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP


                                                  ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
September 15, 1999